                                                                [GRAYBAR logo]




                                                         INFORMATION STATEMENT




                                                              MAY 12, 2008



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                        GRAYBAR ELECTRIC COMPANY, INC.
                            34 NORTH MERAMEC AVENUE
                            CLAYTON, MISSOURI 63105

                             --------------------

                             INFORMATION STATEMENT

                             --------------------

         This Information Statement is furnished to each holder of record of Common Stock of Graybar Electric Company, Inc. (the "Company") and each owner of Voting Trust Interests issued under the Voting Trust Agreement referred to below in connection with the Annual Meeting of Shareholders of the Company. That meeting is to be held at 9:30 A.M. on June 12, 2008 at the Commerce Bank Building, 8000 Forsyth Boulevard, Clayton, Missouri 63105.

         The record holders of Common Stock outstanding at the close of business on April 24, 2008 will be entitled to attend and to vote at the meeting. On April 24, 2008, there were 7,989,317 outstanding shares of Common Stock. Each share is entitled to one vote.

         On April 24, 2008, 6,429,184 of the issued and outstanding shares of Common Stock of the Company, constituting approximately 80% of the total outstanding, were held of record in the names of the Voting Trustees under the Voting Trust Agreement referred to below under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." The Voting Trustees as a group possess the voting power associated with the shares held of record under the Voting Trust Agreement, and such voting power is sufficient to assure the election of the persons nominated by the Board of Directors for election as directors and approval of any other matters brought before the meeting.

         The Voting Trustees have indicated as a group that they presently intend to vote the shares of Common Stock held by them FOR the persons nominated by the Board of Directors for election as directors. In addition, the Voting Trustees are authorized to vote in their discretion with respect to such other matters as may properly come before the meeting.

         This Information Statement will be sent to holders of Common Stock and owners of Voting Trust Interests on or about May 12, 2008.

       ---------------------------------------------------------------
                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.
       ---------------------------------------------------------------



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                     BENEFICIAL OWNERSHIP OF MORE THAN 5%
                        OF THE OUTSTANDING COMMON STOCK

         The following table sets forth certain information as of April 24, 2008 with respect to the beneficial ownership of the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Such beneficial ownership relates solely to voting power because the Voting Trustees do not have any power to dispose of or direct the disposition of the shares of Company Common Stock held under the Voting Trust Agreement. The Voting Trust Agreement terminates on March 15, 2017, unless sooner terminated by the vote of a majority of the Voting Trustees or the vote of the owners of Voting Trust Interests representing at least seventy-five percent (75%) of the number of shares of Common Stock deposited thereunder.

                                                                AMOUNT AND NATURE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP             PERCENT OF CLASS
        ------------------------------------                    ---------------------            ----------------
D. E. DeSousa, L. R. Giglio, T. S. Gurganous,
R. D. Offenbacher and R. A. Reynolds, Jr. as
Voting Trustees under a Voting Trust
Agreement dated as of March 16, 2007
34 North Meramec Avenue
Clayton, Missouri 63105                                               6,429,184                         80%

                      BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the ownership of Voting Trust Interests representing shares of Common Stock held in the Voting Trust as of April 24, 2008 by the persons nominated by the Board of Directors for election as directors, all of whom are presently directors of the Company, and by all executive officers and directors of the Company as a group. On April 24, 2008, no single director or executive officer owned beneficially more than 1% of the Voting Trust Interests. No director or executive officer owns shares of Common Stock of record. The Voting Trustees, when acting in that capacity, as a group possess the voting power associated with approximately 80% of the outstanding shares of Common Stock but possess no power of disposition with respect to such shares.

                                    AMOUNT AND NATURE OF                                        AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP     NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP
------------------------            --------------------     ------------------------           --------------------
R. A. Cole..............................    8,548            K. M. Mazzarella.......................     6,622
D. B. D'Alessandro......................    6,906            R. L. Nowak............................    10,959
D. E. DeSousa...........................    6,797            R. D. Offenbacher......................    13,666
T. F. Dowd..............................    8,104            R. A. Reynolds, Jr.....................    22,558
L. R. Giglio............................   10,236            K. B. Sparks...........................    12,683
T. S. Gurganous.........................   11,173
F. H. Hughes............................        0            Executive officers and directors
R. C. Lyons.............................    2,640            as a group (15 persons)................   133,466
                                                             (1.7%)



                                    - 2 -

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DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         Thirteen directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The persons nominated by the Board of Directors for election as directors, each of whom is currently a director, are named in the table below. All of the nominees are presently employees of the Company or one of its subsidiaries. Accordingly, for purposes of serving on the Board or any committee, none of the directors is deemed to be independent within the meaning of the listing standards of the New York Stock Exchange, which the Board has elected to use for purposes of determining independence. Certain additional information concerning the nominees is set forth below.


                                                                                                        YEAR IN WHICH
                                                                                                           BECAME A
NAME                        AGE                    BUSINESS EXPERIENCE LAST FIVE YEARS                     DIRECTOR
----                        ---                    -----------------------------------                     --------
R. A. Cole                  58     Employed by Company in 1972; Group Vice President, November 2001          1998
                                   to July 2003; District Vice President, July 2003 to present.

D. B. D'Alessandro          47     Employed by Company in 1983; Vice President, IT Strategy Project,         2004
                                   June 2001 to February 2003; Vice President and Chief Information
                                   Officer, February 2003 to May 2005; Senior Vice President and
                                   Chief Financial Officer, May 2005 to present.

D. E. DeSousa               49     Employed by Company in 1981; Senior Vice President, Comm/Data             2000
                                   Business, January 2003 to June 2003; Senior Vice President, Sales
                                   and Distribution, June 2003 to April 2008; Senior Vice
                                   President-U.S. Business, April 2008 to present.

T. F. Dowd (1)              64     Employed by Company in 1997; Vice President, Secretary and General        1997
                                   Counsel, September 1997 to December 2005; Senior Vice President,
                                   Secretary and General Counsel, December 2005 to present.

L. R. Giglio                53     Employed by Company in 1978; Senior Vice President, Operations,           2002
                                   April 2002 to present.

T. S. Gurganous             58     Employed by Company in 1973; Group Vice President, November 2001          1995
                                   to July 2003; District Vice President, July 2003 to present.

F. H. Hughes                61     President and Chief Executive Officer of our majority-owned               2004
                                   subsidiary, Graybar Electric Canada Limited, and its wholly owned subsidiary, Graybar Canada Limited, January 2001 to present.

(1) Mr. Dowd has announced his intention to retire effective as of August 1, 2008.


                                     - 3 -


                                                                                                        YEAR IN WHICH
                                                                                                           BECAME A
NAME                        AGE                    BUSINESS EXPERIENCE LAST FIVE YEARS                     DIRECTOR
----                        ---                    -----------------------------------                     --------
R. C. Lyons                 51     Employed by Company in 1979; Vice President-Electrical Sales,             2006
                                   January 2003 to July 2003; District Vice President, July 2003 to
                                   present.

K. M. Mazzarella            48     Employed by Company in 1980; Vice President, Strategic Planning,          2004
                                   June 2001 to January 2004; Vice President, Human Resources and
                                   Strategic Planning, January 2004 to December 2005; Senior Vice
                                   President, Human Resources and Strategic Planning, December 2005 to
                                   April 2008; Senior Vice President-Sales and Marketing,
                                   Comm/Data, April 2008 to present.

R. L. Nowak                 61     Employed by Company in 1970; Vice President-Electrical Sales,             2006
                                   January 2003 to July 2003; District Vice President, July 2003 to
                                   present.

R. D. Offenbacher           57     Employed by Company in 1968; Group Vice President, November 2001 to       1994
                                   June 2003; Senior Vice President, Comm/Data Business, June 2003 to
                                   February 2004; Senior Vice President, Sales and Marketing, February
                                   2004 to April 2008; Senior Vice President-Sales and
                                   Marketing, Electrical, April 2008 to present.

R. A. Reynolds, Jr.         59     Employed by Company in 1972; President and Chief Executive Officer,       1993
                                   July 2000 to present; Chairman of the Board, April 2001
                                   to present.

K. B. Sparks                62     Employed by Company in 1968; Group Vice President, November 2001          2001
                                   to July 2003; District Vice President, July 2003 to present.

TRANSACTIONS WITH DIRECTOR

         F. H. Hughes, a director of the Company, is a director, officer and more than 10% shareholder of a company that leases ten warehouse and office facilities to our Canadian indirect, majority-owned subsidiary, Graybar Canada Limited, of which Mr. Hughes is President and Chief Executive Officer. The leases have been in effect since we acquired the predecessor of Graybar Canada Limited in 1991. The annual rent for these facilities aggregated $1,341,733 (Canadian) in 2007. Under the terms of the leases, the subsidiary is responsible for all taxes, insurance and maintenance expenses related to the use of the facilities. In addition, Graybar Canada Limited has entered into an agreement to purchase these leased facilities at fair market value as determined by mutual agreement or through an appraisal process, with the first purchase being scheduled for January of 2009. The remaining nine purchases are scheduled for January of 2011. T. F. Dowd and K. M. Mazzarella, acting in their capacity as directors of the Canadian subsidiary, reviewed the lease transactions and concluded that the terms are comparable to those that could have been obtained in arms-length transactions with unaffiliated third parties based on a study done of market rents of similar properties in each area and, as to the other terms, a comparison to leases entered into by the Company generally. The agreement to purchase the leased properties was reviewed and approved by the Executive

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

Committee of our Board of Directors, in a manner consistent with our Code of Business Conduct and Ethics described below.

                   INFORMATION ABOUT THE BOARD OF DIRECTORS
                       AND CORPORATE GOVERNANCE MATTERS

         Our business is managed with the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board of Directors met six times in 2007. All incumbent directors attended more than 75% of the total number of meetings of the Board and all Board committees of which they were members. A meeting of the Board of Directors is typically scheduled in conjunction with the annual meeting of shareholders, and it is expected that all directors will attend the annual meeting absent a schedule conflict or other valid reason. All of the persons who were then directors attended the 2007 Annual Meeting.

         Our Code of Business Conduct and Ethics requires any Vice President or other officer who is not a member of the Board to obtain the approval of the President prior to engaging in any conduct that might result in or be perceived to result in a conflict between the personal interest of the Vice President or other officer and our best interest. The President and any member of the Board must obtain the approval of a majority of the disinterested directors before engaging in any such conduct.

BOARD COMMITTEES

         The Board of Directors has designated an Executive Committee consisting of Ms. Mazzarella and Messrs. D'Alessandro, DeSousa, Dowd, Giglio, Offenbacher and Reynolds. Except as otherwise provided by law and the Company's Certificate of Incorporation, the Executive Committee has all the authority of the Board and all Board Committees.

         The Company has an Audit Committee, which met eight times in 2007. Ms. Mazzarella and Messrs. Dowd, Gurganous, Hughes, Lyons, Nowak and Sparks are the current members of the Audit Committee. The Audit Committee is governed by a written charter approved by the Board of Directors, a current copy of which is available at www.graybar.com within the "About Us" page under Committee Charters, Audit Committee. The Audit Committee and the Board of Directors review and assess the adequacy of the charter at least annually and it was revised in December 2007. None of the members of the Audit Committee is independent because none of the directors is independent. See "Directors-Nominees for Election as Directors." None of the members of the Audit Committee is an audit committee financial expert as that term is defined in the rules promulgated by the Securities and Exchange Commission (SEC). See "Audit Committee Report." The Company has chosen not to appoint an outside financial expert to the Audit Committee because it is inconsistent with our employee ownership structure to appoint non-employees to the Board of Directors.

         The Board of Directors has also appointed an advisory Compensation Committee, which met seven times in 2007. Ms. Mazzarella and Messrs. D'Alessandro, DeSousa, Giglio and Offenbacher currently serve on the Compensation Committee that reviews the Company's compensation policy and makes recommendations to the Chief Executive Officer and the Board of Directors with respect to plan changes. The Compensation Committee also recommends salary adjustments to the Board of Directors for the Chief Executive Officer after considering data received from our outside compensation consultant. The Compensation Committee is governed by a written charter, a current copy of which is available at www.graybar.com within the "About Us" page under Committee Charters, Compensation Committee. See "Compensation Committee Report."

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

         The Company has no nominating committee. The Board of Directors has determined that it is appropriate for the entire Board to participate in the consideration of director nominees who, for the most part, historically have been long-time employees of the Company, or one of its subsidiaries, with a broad range of management experience within the Company. When identifying a nominee to fill a vacancy or new position on the Board, the directors consider the recommendation of our Chief Executive Officer, the background and reputation of the candidate in terms of character, personal and professional integrity, his or her business experience, including positions held as an employee of the Company, or one of its subsidiaries, and how the person would complement the other directors in terms of expertise and experience. The Board of Directors does not have a policy with regard to consideration of potential candidates recommended for consideration by holders of Common Stock and owners of Voting Trust Interests. The Board of Directors believes that the procedure used traditionally, which generally has been for the Board to select employees who have been promoted throughout their careers until they reach a relatively senior management position either in the field or at Corporate headquarters, has served the Company and its employee-shareholders well.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         At December 31, 2007, all members of the Compensation Committee were officers, directors and employees of the Company.

DIRECTOR COMPENSATION

         Directors are paid a meeting fee of $300 for each regular Board meeting attended.

                            AUDIT COMMITTEE REPORT

         We constitute the Audit Committee of the Board of Directors of the Company. We oversee the Company's financial reporting process on behalf of the Board of Directors. Other members of management have the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling our oversight responsibilities, we reviewed the audited financial statements with these members of management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of the significant judgments made and the clarity of the disclosures contained in the financial statements.

         We reviewed with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communications with Audit Committee (AICPA, Professional Standards, Vol. 1, AU
Section 380), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

         We received the written disclosures and the letter from Ernst & Young LLP, the independent accountants, required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as adopted by the Public Accounting Oversight Board in Rule 3600T, and have discussed with Ernst & Young LLP, the independent accountant, the independent accountant's independence.

         We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors to discuss the results of

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

their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Board approved such inclusion.

         Submitted by:

         T. S. Gurganous, Chair
         T. F. Dowd
         F. H. Hughes
         R. C. Lyons
         K. M. Mazzarella
         R. L. Nowak
         K. B. Sparks

         Members of the Audit Committee

                     COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

         The names and titles of our "named executive officers" for SEC compensation reporting purposes for the fiscal year ended December 31, 2007 are:

        NAME                           TITLE
        R. A. Reynolds, Jr.            Chairman, President and Chief Executive Officer
        D. B. D'Alessandro             Senior Vice President and Chief Financial Officer
        D. E. DeSousa (1)              Senior Vice President, Sales and Distribution
        L. R. Giglio                   Senior Vice President, Operations
        R. D. Offenbacher (2)          Senior Vice President, Sales and Marketing

(1) Effective April 1, 2008, Mr. D. E. DeSousa was named Senior Vice President-U.S. Business.

(2) Effective April 1, 2008, Mr. R. D. Offenbacher was named Senior Vice President-Sales and Marketing, Electrical.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         Our compensation philosophy is to reward achievement of specific, annual financial goals, to be internally equitable among our executives and all other employees, and to foster long-term employment relationships with key personnel. The principles that underlie our compensation elements for employees also apply to the compensation of the named executive officers.

         We do not grant stock options or other equity-based compensation because we feel that equity-based compensation is inconsistent with the philosophy behind our employee ownership structure. All stock owned by the named executive officers, as is the case with all other employees, has been

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

purchased by them under employee common stock purchase plans or has been received as a stock dividend on shares so purchased.

         We use the following objectives to evaluate and determine compensation for the named executive officers:

         o Total compensation is a combination of base salary, annual cash incentive, retirement and health and welfare benefits designed to attract, motivate and retain a highly qualified executive team in a manner consistent with our being an employee-owned company.

         o A significant portion of executive compensation should be at risk, by being tied to our business performance and each individual's contribution to that performance.

EXECUTIVE COMPENSATION ELEMENTS

         Applying this philosophy and set of objectives, we have established a total compensation program for the named executive officers that includes substantially the same elements that are used for all our management employees. The process for arriving at these elements is described below.

         The primary compensation elements for our named executive officers are as follows:

         BASE SALARY. Base salary is the fixed pay element that compensates the named executive officers for services rendered during the fiscal year.

         Named executive officer salaries, including that of our Chief Executive Officer, are reviewed annually and are determined based on a number of factors, including the relative level of responsibility of the position within the Company, the position's impact on profitability and the executive's achievement of performance and development objectives. See "Executive Compensation Process."

         PERFORMANCE-BASED NON-EQUITY INCENTIVE COMPENSATION. Our Management Incentive Plan (MIP) is a performance-based annual cash incentive award designed to motivate eligible management employees to achieve specific pre-defined annual financial goals set for their respective business units and to reward the achievement of such goals. Those goals are Company-wide for the named executive officers and other participants whose responsibilities are at the Corporate level. The named executive officers and other corporate participants are compensated based upon Company-wide performance because their goals and actions impact operations throughout the Company.

         The same MIP formula is used for the named executive officers as for other management employees except for structural differences related to the applicable business unit (Corporate, District or Branch). MIP has been an integral part of our management compensation program for more than 30 years since we do not award stock options or other equity-based compensation.

         Awards payable under MIP vary based on level of responsibility. The most senior executive officers have the highest level of responsibility and, therefore, the highest percentage of their total compensation contingent upon the achievement of the annual Corporate-wide financial goals. These goals have been selected because they have the most impact on the profitability of the Company.

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         o    Annual incentive award payments under MIP are based on actual performance against budget for sales, gross margin and net profit. Each year, the Board of Directors approves budgets consistent with Company growth and other strategic objectives as determined during the annual strategic planning meeting of the Board of Directors. Parameters used to set the growth objectives include the growth that we believe that we can finance internally, the expected growth in the markets we serve and an increase in market share.

         o Named executive officers have a guideline incentive, ranging from 65% to, in the case of our Chief Executive Officer, 80% of base salary. To receive any incentive award under MIP, performance against net profit and gross margin budgets must be at least 60%, which yields two points per component. Results at or above 60% of the budgeted amounts for net profit and gross margin are assigned points according to an index provided to all participants in advance of each MIP year. Additional points are awarded for sales performance that exceeds 100% of the applicable sales budget. The maximum amount payable under MIP is 150% (150 points) of the applicable guideline incentive as discussed in the next paragraph.

         Incentive awards payable to all Corporate MIP participants, including the named executive officers, are calculated based on their guideline incentive (eligible base salary multiplied by the applicable guideline percentage), which ranges from 20% to 80%, multiplied by the Corporate performance index. The Corporate performance index is calculated based on the aggregate performance of all Districts against budget.

         The following table sets forth the base components of the 2007 MIP performance index for the named executive officers:

--------------------------------------------------------------------------------------------------------------------
                                                     NET PROFIT            GROSS MARGIN             SALES
                                                       POINTS                 POINTS                POINTS
--------------------------------------------------------------------------------------------------------------------
  Corporate                                           Up to 70               Up to 70              Up to 10
  (Location of named executive officers)
--------------------------------------------------------------------------------------------------------------------
  Net Profit      =   Actual results vs. budgeted net profit before tax, MIP, and profit sharing.

  Gross Margin    =   Actual results vs. budgeted gross margin dollars.

  Sales           =   Actual results vs. budgeted sales.
--------------------------------------------------------------------------------------------------------------------

  NOTE: For the combined Net Profit and Gross Margin components, up to 6 points can be earned for achieving 60% of the budgets, up to 100 points for achieving 100% of the budgets and up to 140 points for achieving 110% or more of the budgets. One point can be earned for each one percent of sales that exceeds the sales budgets, up to a maximum of 10 points.
--------------------------------------------------------------------------------------------------------------------

         In 2007, the Districts' performance against budget for the various MIP components resulted in 70 points being awarded for net profit, 49 points for gross margin and 2 points for sales. The sum of the points awarded (performance index) for Corporate's attainment of the 2007 goals was 121.

         As an example, a named executive officer with a guideline percentage of 65% and a performance index of 121 for 2007 would earn an MIP payment of 65% times 121% times the named executive officer's base salary.

         DEFERRAL OF BASE SALARY AND MIP COMPENSATION. Named executive officers are not eligible to participate to the same extent in the savings opportunities afforded all other employees under the

Company's qualified profit sharing and savings plan due to income limitations imposed by the Internal Revenue Code (IRC). To accommodate this difference, the named executive officers are offered a savings replacement opportunity that allows them to voluntarily elect to defer a portion of their base salary and/or incentive award compensation to a nonqualified plan. If they do so, a portion of any profit sharing contribution will also be deferred as described under "Retirement Plans." See "Executive Compensation - Nonqualified Deferred Compensation."

         HEALTH AND WELFARE BENEFITS. Health and welfare benefits are designed to provide competitive, basic health, life and disability insurance for all eligible employees, including the named executive officers. We periodically review the competitiveness of these benefits against the benefits offered by broader general industry, as obtained from national survey data collected by our outside compensation consultant.

         PERQUISITES AND OTHER PERSONAL BENEFITS. We reimburse the named executive officers and other management employees for social and country club memberships when used primarily to conduct business activities. Named executive officers and other executives may also receive spousal travel benefits when our interests warrant spousal attendance at specific meetings or functions related to their duties. See "Executive Compensation - All Other Compensation."

         RETIREMENT PLANS.

         o    Profit Sharing and Savings Plan. The Company's tax-qualified
              -------------------------------
              profit sharing and savings plan permits Company contributions, based on the performance of the Company, to be allocated on the same basis to all eligible employees, including the named executive officers. See "Executive Compensation - All Other Compensation." To the extent that an employee's or a named executive officer's annual allocated profit sharing contribution amount under the plan exceeds the limitations imposed by Sections 401 and 415 of the IRC, such excess benefits may be paid in cash or deferred for later payment under the Company's nonqualified, unfunded, noncontributory plan, depending upon the election to defer compensation, made by each eligible employee, including the named executive officer, in the year prior to the plan year. See "Executive Compensation - Nonqualified Deferred Compensation."

         o    Pension Plan. We also provide a tax-qualified defined benefit
              ------------
              pension plan to all eligible employees, including the named executive officers. Pension benefits may be paid from the Company's nonqualified, unfunded, noncontributory plan for any employees, including the named executive officers, to the extent their pension plan benefit exceeds the limitations imposed by Sections 401(a)(17) and 415 of the IRC. See "Executive Compensation - Pension Benefits."

         Named executive officers also receive director's fees for their board participation. See "Director Compensation."

EXECUTIVE COMPENSATION PROCESS

         Annually, the Compensation Committee engages an outside compensation consultant (Towers Perrin was hired in 2007) to provide competitive market data against which the Chief Executive Officer's compensation is compared. On a periodic basis, including 2007, the outside consultant also provides market data for other executives, including the other named executive officers.

         This market data is one consideration when establishing executive pay levels. Other factors evaluated are individual responsibilities, performance and contribution and internal equity among executives. The Compensation Committee considers all of this data when making pay recommendations to the Board of Directors for the Chief Executive Officer. In turn, the Chief Executive Officer reviews similar data in setting compensation for other senior management personnel, including the remaining named executive officers. Pay levels are established after reviewing the elements of compensation independently and in the context of total compensation.

         The primary competitive market is a peer group of publicly traded companies (the "Peer Group") in the wholesale distribution industry. A secondary source used by the Company is the broader general industry for companies of similar size. The Peer Group, which is periodically reviewed and updated by the Committee, for 2007 consisted of:

o   Advance Auto Parts, Inc.        o   Avnet, Inc.                   o   Schein Henry, Inc.
o   Agilysys, Inc.                  o   Bell Microproducts, Inc.      o   SYNNEX Corp.
o   Airgas, Inc.                    o   BlueLinx Holdings, Inc.       o   Thermo Fisher Scientific, Inc.
o   Anixter International, Inc.     o   Brightpoint, Inc.             o   United Stationers, Inc.
o   Applied Industrial              o   CDW Computer Centers, Inc.    o   Watsco, Inc.
    Technologies, Inc.              o   Genuine Parts Co.             o   WESCO International, Inc.
o   Arrow Electronics, Inc.         o   Grainger (WW), Inc.

         The 2007 study of Peer Group proxy data provided by our outside consultant, similar to recent historical surveys, indicated that although comparability varies slightly by position, generally our named executive officers and other executives are compensated below the median market level for total compensation. We rely exclusively on annual cash compensation and provide no equity incentives, which are a significant element of compensation for most of the other members of the Peer Group. As is the case with all employees, the named executive officers do not receive a discretionary bonus or stock awards or options.

         In 2007, the outside consultant also performed a competitive review of our employee benefits (excluding profit sharing) compared against the general industry. Our benefits (as a percentage of pay) were found to be generally comparable to the median of the competitive market.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

         We do not have employment agreements, change-in-control benefits or executive severance benefits for any of the named executive officers because we feel that these types of benefits are inconsistent with the philosophy behind our employee ownership structure. Named executive officers are eligible for the same severance programs provided to all employees of the Company. See "Executive Compensation - Potential Post-Employment Payments."

                         COMPENSATION COMMITTEE REPORT

         We constitute the Compensation Committee of the Board of Directors of the Company. We have responsibility for recommending, implementing, and continually monitoring adherence to the Company's compensation philosophy, objectives, policies and practices.

         We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Information Statement and, through incorporation by reference from this Information Statement, in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

         Submitted by:

         K. M. Mazzarella, Chair
         D. B. D'Alessandro
         D. E. DeSousa
         L. R. Giglio
         R. D. Offenbacher

         Members of the Compensation Committee

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below sets forth information regarding all elements of the compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

--------------------------------------------------------------------------------------------------------------------
                                                                         CHANGE IN
                                                                       PENSION VALUE
                                                                       & NONQUALIFIED
                                                       NON-EQUITY         DEFERRED
                                                     INCENTIVE PLAN     COMPENSATION      ALL OTHER
         NAME AND                       SALARY        COMPENSATION        EARNINGS      COMPENSATION
    PRINCIPAL POSITION        YEAR      ($) (1)         ($) (2)            ($) (3)         ($) (4)       TOTAL ($)
--------------------------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.
Chairman, President &         2007     $580,536         $561,959          $569,090        $215,589      $1,927,174
Chief Executive Officer       2006     $535,608         $604,166          $251,786        $175,922      $1,567,482
--------------------------------------------------------------------------------------------------------------------
D. B. D'Alessandro
Senior Vice President &       2007     $220,213         $173,198          $212,905        $ 73,658      $  679,974
Chief Financial Officer       2006     $200,193         $183,478          $124,258        $ 57,925      $  565,854
--------------------------------------------------------------------------------------------------------------------
D. E. DeSousa (5)
Senior Vice President,        2007     $263,619         $207,337          $273,241        $ 90,881      $  835,078
Sales & Distribution          2006     $248,904         $228,120          $157,132        $ 72,469      $  706,625
--------------------------------------------------------------------------------------------------------------------
L. R. Giglio
Senior Vice President,        2007     $239,172         $188,109          $334,433        $ 80,767      $  842,481
Operations                    2006     $222,948         $204,332          $218,174        $ 67,534      $  712,988
--------------------------------------------------------------------------------------------------------------------
R. D. Offenbacher (6)
Senior Vice President,        2007     $248,207         $195,215          $273,547        $ 84,862      $  801,831
Sales & Marketing             2006     $225,391         $206,571          $139,271        $ 67,466      $  638,699
--------------------------------------------------------------------------------------------------------------------

(1) Amounts earned in the year indicated, including amounts deferred by certain named executive officers pursuant to deferred compensation agreements with the Company.

(2) Payments made in 2008 and 2007 for the fiscal years 2007 and 2006, respectively, under MIP. Includes amounts deferred by certain named executive officers pursuant to deferred compensation agreements with the Company.

(3) Amounts related to annual changes in pension values for the year indicated. See the Pension Benefits Table.


                                    - 12 -


(4) Amounts (including any that have been deferred) include annual amounts contributed by the Company to the profit sharing and savings plan, perquisites and other personal benefits and other miscellaneous items. See "All Other Compensation."

(5) Effective April 1, 2008, Mr. D. E. DeSousa was named Senior Vice President-U.S. Business.

(6) Effective April 1, 2008, Mr. R. D. Offenbacher was named Senior Vice President-Sales and Marketing, Electrical.

ALL OTHER COMPENSATION

         The table below itemizes the value of All Other Compensation received by the named executive officers for 2007 as shown in the Summary Compensation Table.

--------------------------------------------------------------------------------------------------------------------
                                                      REGISTRANT
                                                   CONTRIBUTIONS TO
                              PERQUISITES AND          DEFINED                                      FEES EARNED OR
                              OTHER PERSONAL      CONTRIBUTION PLANS               TAX               PAID IN CASH
           NAME              BENEFITS ($) (1)          ($) (2)           REIMBURSEMENTS ($) (3)         ($) (4)
--------------------------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.               $31,609              $177,412                  $5,368                 $1,200
--------------------------------------------------------------------------------------------------------------------
D. B. D'Alessandro                $12,051              $ 60,407                  $    0                 $1,200
--------------------------------------------------------------------------------------------------------------------
D. E. DeSousa                     $14,310              $ 73,673                  $1,698                 $1,200
--------------------------------------------------------------------------------------------------------------------
L. R. Giglio                      $12,709              $ 66,421                  $  437                 $1,200
--------------------------------------------------------------------------------------------------------------------
R. D. Offenbacher                 $13,901              $ 68,092                  $1,669                 $1,200
--------------------------------------------------------------------------------------------------------------------

(1) Amounts paid by the Company for dues for memberships in social clubs, dues for memberships in country clubs and occasional spousal travel as explained in "Compensation Discussion and Analysis - Executive Compensation Elements."

(2) Total qualified and nonqualified Company contributions made under our profit sharing and savings plan on April 1, 2008 for 2007.

(3)    Amounts for taxes reimbursed for spousal travel.

(4)    Annual director's fees.

NON-EQUITY INCENTIVE PLAN AWARDS

         This table sets forth additional information regarding the range of possible MIP payouts for 2007. The actual payment is shown in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

--------------------------------------------------------------------------------------------------------------------
                                                         ESTIMATED POSSIBLE PAYOUTS UNDER
                                                         NON-EQUITY INCENTIVE PLAN AWARDS
                               -------------------------------------------------------------------------------------
            NAME                    THRESHOLD ($) (1)             TARGET ($) (1)              MAXIMUM ($) (1)
--------------------------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.                      $27,866                     $464,429                    $696,644
--------------------------------------------------------------------------------------------------------------------
D. B. D'Alessandro                       $ 8,588                     $143,138                    $214,707
--------------------------------------------------------------------------------------------------------------------
D. E. DeSousa                            $10,281                     $171,352                    $257,028
--------------------------------------------------------------------------------------------------------------------
L. R. Giglio                             $ 9,328                     $155,462                    $233,193
--------------------------------------------------------------------------------------------------------------------
R. D. Offenbacher                        $ 9,680                     $161,335                    $242,003
--------------------------------------------------------------------------------------------------------------------

(1) Threshold represents the amount payable if actual results were 60% of each of the net profit, gross margin and sales budgets, Target represents the amount payable if actual results were 100% of those budgets and Maximum represents the amount payable if actual results were 110% of net profit and gross margin budgets and 105% of the sales budgets. No MIP payment would have been due if the Threshold had not been reached.

PENSION BENEFITS

         The Company has a qualified defined benefit pension plan covering all eligible employees, including the named executive officers. The plan provides retirement benefits based on an employee's final average earnings and years of service. Employees become fully vested after five years of service, regardless of age, and employees may retire and begin receiving full pensions at the age of 65, at age 55 with 20 years or more of service or any age with 30 years of service under the plan. Employees may also receive reduced early retirement benefits at age 50 with 25 years of service.

         While the formula for executives is the same as for all employees, compensation under the qualified plan is limited by the Internal Revenue Code
(IRC) and does not include amounts deferred under a deferred compensation agreement. Therefore, to the extent that an employee's or a named executive officer's annual pension benefit under the plan exceeds the limitations imposed by Sections 401(a)(17) and 415 of the IRC, such excess benefits are to be paid as a supplemental pension benefit under the Company's nonqualified, unfunded, supplemental plan.

         The annual benefit formula for the pension plans (qualified and nonqualified) is defined as the greater of (a) minus (b), where

         (a) is 1% of the Annual Eligible Pay multiplied by years of Company service, and
         (b) is 1% of his annual social security amount multiplied by years of Company service, up to a maximum of 33-1/3% of such annual social security amount.

The formula below provides a simplified illustration as to how the benefits are calculated:

      [            Annual        Years of  ]               [           Annual Social       Years of  ]
      [  1%   X   Eligible   X   Company   ]     minus     [  1%   X     Security      X   Company   ]
      [             Pay          Service   ]               [              Amount           Service   ]

         o Annual Eligible Pay is an employee's average annual earnings (base pay, overtime and incentive payments) for the highest consecutive 60 months of Company service. There is a minimum benefit of $18 per month per year of service, up to a maximum of 30 years of service.

         o Benefits may be adjusted for pre-retirement spousal protection and certain early retirement penalties.

         o Qualified plan benefits are available in several alternate annuity payment forms, which are actuarially equivalent, or are payable as a lump sum. Nonqualified pension plan benefits are paid in installments beginning the January following termination or retirement based on the plan schedule, which may be up to ten years, depending on the value of the benefits.

PENSION BENEFITS TABLE

         The following table sets forth information regarding the present value of the accumulated benefits under our qualified defined benefit pension plan and the nonqualified supplemental plan. No payments were made to any named executive officer under those plans during 2007.

--------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF YEARS               PRESENT VALUE OF
                                                                CREDITED                      ACCUMULATED
            NAME                     PLAN NAME                 SERVICE (#)                    BENEFIT ($)
--------------------------------------------------------------------------------------------------------------------
                              Qualified Plan                       35.6                        $1,024,983
R. A. Reynolds, Jr.
                              Nonqualified Plan                    35.6                        $3,463,817
--------------------------------------------------------------------------------------------------------------------
                              Qualified Plan                       24.8                        $  552,463
D. B. D'Alessandro
                              Nonqualified Plan                    24.8                        $  184,110
--------------------------------------------------------------------------------------------------------------------
                              Qualified Plan                       26.9                        $  762,692
D. E. DeSousa
                              Nonqualified Plan                    26.9                        $  617,799
--------------------------------------------------------------------------------------------------------------------
                              Qualified Plan                       29.8                        $  996,034
L. R. Giglio
                              Nonqualified Plan                    29.8                        $  616,259
--------------------------------------------------------------------------------------------------------------------
                              Qualified Plan                       39.6                        $1,203,392
R. D. Offenbacher
                              Nonqualified Plan                    39.6                        $  762,683
--------------------------------------------------------------------------------------------------------------------

         ASSUMPTIONS. The change in pension values provided in the Summary Compensation Table and the present value of accumulated benefits provided in the Pension Benefits Table are based on the following assumptions:

         o Accumulated benefits for all named executive officers are based on years of Company service and Annual Eligible Pay through December 31, 2007.

         o If the named executive officer was not yet eligible for an unreduced benefit as of December 31, 2007, it is assumed that the participant will remain employed until the date when he is first eligible for an unreduced early retirement benefit, and then the benefit is paid immediately. As of December 31, 2007, Messrs. Reynolds and Offenbacher were eligible for an unreduced early retirement benefit under both the qualified and nonqualified plans.

         o Participants are assumed to select the lump sum optional form of payment, which is based on a combination of the Pension Benefit Guaranty Corporation (PBGC) interest rate used to calculate lump sum payments, the IRS prescribed lump sum interest rates and the mortality assumptions prescribed by Section 417(e) of the IRC. The lump sum interest rate for payments as of January 1, 2008 is 3.6% and is assumed to increase to a normative level of 5.5% over 15 years.

         o As required for the named executive officers who are not eligible for an unreduced early benefit on December 31, 2007, pension benefits have been calculated with salary and service through December 31, 2007 but assumed not to be payable until the date when they are first eligible. Therefore, the lump sum payable at the participant's earliest unreduced commencement date has been discounted back to the reporting date (December 31, 2007) using the discount rate used for financial reporting purposes (6.0% for December 31, 2007). No adjustment has been made for pre-retirement spousal protection.

         CONTINGENT BENEFITS. If the participant terminates employment prior to retirement eligibility, an annuity is payable at age 65 or an actuarially reduced benefit is payable between ages 55-65 for participants who terminated with at least 20 years of Company service. A pre-retirement spousal annuity is payable if a married participant dies while employed or prior to commencing payment of benefits. Participants on long-term disability continue to earn credit toward pension benefits.

NONQUALIFIED DEFERRED COMPENSATION

         As discussed in the Compensation Discussion and Analysis, certain executives, including named executive officers, may voluntarily defer 2% to 15% of base salary and/or 2% to 25% of incentive payments pursuant to their individual deferred compensation agreements. The Company does not fund or match any of these voluntary employee contributions. In addition, the deferred compensation accounts include Company contributions that would have been paid to the qualified profit sharing and savings plan except for the annual limitations imposed by the Internal Revenue Code.

         At the end of each calendar quarter, deferred compensation accounts are credited with interest based on the average crediting rate for the prior calendar quarter under the stable value fund (fixed income) investment alternative of the Company's profit sharing and savings plan. Nonqualified deferred compensation payments are made in installments beginning in the January following termination or retirement based on the plan schedule, which may be up to ten years, depending on the value of the benefits.

         The following table provides information with respect to the nonqualified deferred compensation accounts for each of the named executive officers. No withdrawals or distributions were paid to any of the named executive officers during 2007.

--------------------------------------------------------------------------------------------------------------------
                                    EXECUTIVE            REGISTRANT
                                CONTRIBUTIONS IN      CONTRIBUTIONS IN    AGGREGATE EARNINGS    AGGREGATE BALANCE
                                LAST FISCAL YEAR      LAST FISCAL YEAR      IN LAST FISCAL     AT LAST FISCAL YEAR
            NAME                     ($) (1)              ($) (2)              YEAR ($)            END ($) (3)
--------------------------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.                  $     0                N/A                 $60,948             $1,331,695
--------------------------------------------------------------------------------------------------------------------
D. B. D'Alessandro                   $ 6,552              $26,657               $ 1,424             $   37,555
--------------------------------------------------------------------------------------------------------------------
D. E. DeSousa                        $     0                N/A                 $     0             $        0
--------------------------------------------------------------------------------------------------------------------
L. R. Giglio                         $ 8,843              $32,671               $ 5,544             $  129,342
--------------------------------------------------------------------------------------------------------------------
R. D. Offenbacher                    $88,746              $34,342               $25,673             $  593,339
--------------------------------------------------------------------------------------------------------------------

(1)    Amounts of base salary and incentive payment deferred in 2007.

(2) The portion of Company profit sharing contributions exceeding the limits imposed with respect to the qualified plan that were credited to deferred compensation accounts for 2007 for those named executive officers electing to defer compensation earned during 2007.

(3) These balances, as of December 31, 2007, include interest, deferred salary and incentive payments and deferred profit sharing contributions accrued and reported in prior years but do not include the nonqualified profit sharing contributions that were paid on April 1, 2008 discussed in the preceding note.

POTENTIAL POST-EMPLOYMENT PAYMENTS

         Each named executive officer participates in the same benefit plans with the same options available to him or her as all employees of the Company upon voluntary or involuntary termination (with or without cause), early or normal retirement, disability or death. Termination following a change of control would be treated the same as any other termination.

         PAYMENTS MADE UPON VOLUNTARY TERMINATION, RETIREMENT OR DISABILITY. In the case of a voluntary termination, retirement or disability, named executive officers are entitled to receive all compensation and benefits earned, accrued and vested during their term of employment.

         PAYMENTS MADE UPON INVOLUNTARY TERMINATION (WITH OR WITHOUT CAUSE). If a named executive officer were terminated without cause (layoff), compensation and benefits paid would be the same as for a voluntary termination, retirement or disability, except that an additional severance payment would be made in a single lump sum payment equal to one week of base pay for each year of completed service. Assuming a termination was effective for reason of layoff as of December 31, 2007, the severance amount that would have been payable to the named executive officers was: R. A. Reynolds, Jr. - $402,958, D. B. D'Alessandro - $110,876, D. E. DeSousa - $137,826, L. R.
Giglio - $135,901, R. D. Offenbacher - $198,874.

         If a named executive officer were terminated with cause, all earned, accrued and vested compensation and benefits would be paid with the exception of earned vacation and earned floating holiday compensation.

         PAYMENTS MADE UPON DEATH. In the event of the death of an employee, including a named executive officer, compensation and benefits would be paid the same as for a voluntary termination, retirement or disability.

         In addition, available death benefits for each of the named executive officers at December 31, 2007 were as follows:

         o    $250,000 under the Company's basic life insurance plan,

         o $250,000 under the Company's basic life accidental death and dismemberment insurance plan, if applicable, and

         o $500,000 under the Company's business travel insurance plan, if applicable.

         PAYMENTS MADE UPON A CHANGE OF CONTROL. The Company has not entered into Change of Control Severance Agreements with any of the named executive officers or any other employee.

        RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Ernst & Young LLP audited the financial statements of the Company and its subsidiaries in 2007 and will be considered for reappointment by the Board of Directors in June 2008. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. No representative of Ernst & Young LLP is expected to attend the Annual Meeting of Shareholders.

         The fees billed to the Company by Ernst & Young LLP with respect to the years 2007 and 2006 were as follows:

                                          2007             2006
                                          ----             ----

                Audit Fees              $682,837         $695,740
                Audit-Related Fees      $196,905         $ 37,180
                Tax Fees                $195,663         $179,487

         Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements, the timely review of the financial statements included in the Forms 10-Q filed by the Company during each year, general consultations on accounting and disclosure matters, and international statutory audits. Audit-Related Fees include audits of the Company's employee benefit plans, advisory services related to the management report on internal controls, and other audit-related services. Tax Fees include services rendered for tax compliance, tax advice, and tax planning. It is expected that Ernst & Young LLP will provide similar non-audit services during the year 2008. In connection with its review and evaluation of non-audit services, the Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

         The Audit Committee has established procedures for the pre-approval of all audit and non-audit services to be performed by the independent auditor retained to audit the Company's financial statements. Under these procedures, types of services and an estimated range of fees are established and pre-approved annually. Invoices for pre-approved services that are within the pre-approved range may be paid by the Senior Vice President and Chief Financial Officer or the Vice President and Controller. If the fees for any type of service are expected to exceed the pre-approved limit, a request must be submitted to the Audit Committee Chair. Services other than those included in the annual pre-approval must be considered and authorized in advance by the Audit Committee on an engagement-by-engagement basis.

                                 MISCELLANEOUS

         Effective December 1, 2007, the Company renewed the insurance covering directors and officers, along with the fiduciary liability which covers certain other employees against liabilities imposed on them as a result of their employment with the Company. This coverage is provided by National Union Fire Insurance Company of Pittsburgh (a member of the AIG Group) and Allied World Assurance Company for a total premium of $175,561 through November 30, 2008.

         Owners of Common Stock and Voting Trust Interests may communicate directly with the Board of Directors by mail at Graybar Board of Directors, 34 North Meramec Avenue, Clayton, Missouri 63105. All such communications will be received directly by the Chairman of the Board and the Senior Vice President, Secretary and General Counsel and reviewed with the other directors as they deem appropriate.

         The management of the Company knows of no other matters to be brought before the meeting.

                      By Order of the Board of Directors

                                THOMAS F. DOWD
                                   Secretary

May 12, 2008

         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 2007 WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES. A COPY IS ALSO ACCESSIBLE AT WWW.GRAYBAR.COM WITHIN THE "ABOUT US" PAGE UNDER "SEC FILINGS." ADDITIONALLY, A COPY OF THE COMPANY'S REPORT CAN BE OBTAINED AT THE SEC'S PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, DC 20549, OR BY CALLING THE SEC AT 1-800-SEC-0330. ALSO, A COPY OF OUR ELECTRONICALLY FILED MATERIALS CAN BE OBTAINED AT WWW.SEC.GOV.